Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

April 1, 2014

The Board of Trustees of Advanced Series Trust

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

Effective as of the dates indicated below, Prudential Investments LLC and AST Investment Services, Inc. (collectively, the "Manager") hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for each Portfolio listed on Exhibit A hereto.

Very truly yours,

Prudential Investments LLC

By: ____/s/ Bradley Tobin________
Name: Bradley Tobin
Title: Vice President

AST Investment Services, Inc.

By: ___/s/ Bradley Tobin_________

Name: Bradley Tobin

Title: President

Exhibit A

AST Neuberger Mid Cap Growth Portfolio

Effective as of April 1, 2014, with respect to the AST Neuberger Mid Cap Growth Portfolio, the Manager has contractually agreed to waive 0.005% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.

AST Neuberger/LSV Mid Cap Value Portfolio

Effective as of April 1, 2014, with respect to the AST Neuberger/LSV Mid Cap Value Portfolio, the Manager has contractually agreed to waive 0.003% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.

AST International Growth Portfolio

Effective as of April 1, 2014, with respect to the AST International Growth Portfolio, the Manager has contractually agreed to waive 0.003% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.

AST Goldman Sachs Large Cap Value Portfolio

Effective as of April 1, 2014, with respect to the AST Goldman Sachs Large Cap Value Portfolio, the Manager has contractually agreed to waive 0.013% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.

AST Goldman Sachs Multi-Asset Portfolio

Effective as of April 1, 2014, with respect to the AST Goldman Sachs Multi-Asset Portfolio, the Manager has contractually agreed to waive 0.013% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.

AST Goldman Sachs Small Cap Value Portfolio

Effective as of April 1, 2014, with respect to the AST Goldman Sachs Small Cap Value Portfolio, the Manager has contractually agreed to waive 0.013% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.

AST Goldman Sachs Mid Cap Growth Portfolio

Effective as of April 1, 2014, with respect to the AST Goldman Sachs Mid Cap Growth Portfolio, the Manager has contractually agreed to waive 0.013% of its investment management fee through May 1, 2015. This arrangement may not be terminated or modified prior to May 1, 2015, but may be discontinued or modified thereafter.